                            LIMITED POWER OF ATTORNEY

     I, Pierre Monahan,  hereby constitute and appoint each of Ronald T. Lindsay and William A. McCormick, signing singly, as my true and lawful attorney-in-fact to (1) sign on my behalf,  in my capacity as an officer of Bowater  Incorporated

(the "Company"),  and any affiliate of the Company required to file any Form (as defined  below),  any document  necessary to complete the  execution of any form required  under Section 16 of the  Securities  Exchange Act of 1934, as amended,

and the rules thereunder ("Section 16") and Rule 144 under the Securities Act of

1933 ("Rule 144"),  including without  limitation Forms 3, 4, 5 and 144 (each, a

"Form"),  (2) do and  perform  any and all acts for and on my behalf that may be necessary  or  desirable  to  complete  and execute any Form and arrange for the filing of the Form with the United States Securities and Exchange Commission and

any required stock exchanges in a timely manner and (3) take any other action of any type  whatsoever in connection  with the foregoing  which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by me in connection  with Section 16 and Rule 144, it being  understood that the documents  executed by such  attorney-in-fact  on my behalf pursuant to this  Limited  Power of Attorney  shall be in such form and shall  contain  such terms and  conditions as such  attorney-in-fact  shall approve in his reasonable discretion. I hereby revoke any and all prior limited powers of attorney granted with respect to Section 16 and Rule 144.

     The authority  granted in this power of attorney of each of Mr.  Lindsay or

Mr.  McCormick  as my duly  authorized  representative  to sign on my  behalf is limited to the signing and filing of the Forms.  I acknowledge  that neither Mr.

Lindsay nor Mr.  McCormick is assuming,  nor is the Company or any  affiliate of the Company assuming,  any of my  responsibilities to comply with Section 16 and

Rule 144.

     I hereby grant to each such attorney-in-fact full power and authority to do and  perform any and every act and thing  whatsoever  requisite,  necessary,  or proper to be done in the  exercise  of any of the rights  and powers  granted in this power of attorney, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation,  hereby

ratifying   and   confirming   all   that   such   attorney-in-fact,   or   such

attorney-in-fact's  substitute or substitutes,  shall lawfully do or cause to be done by virtue of this  power of  attorney  and the  rights  and  powers  herein granted.

     This Power of Attorney shall remain in full force and effect until I am no longer required to file any Form with respect to my holdings of and transactions in securities issued by the Company or any affiliate of the Company, unless earlier revoked by me in a signed writing delivered to Mr. Lindsay, Mr.

McCormick or the Company.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of July 10, 2006.

                                            /s/ Pierre Monahan

                                            ------------------

                                            Pierre Monahan